EXHIBIT 10.5

     [Exhibits to Major League Baseball Properties, Inc. License Agreement]

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                                   SCHEDULE A

LOGOS

         For the purposes of the Agreement, unless otherwise specified, "Logos" shall mean the below-listed names, word marks, logos, uniform designs mascots, images, colors and color combinations, trade dress, characters, symbols, designs, likenesses and visual representations, each as specified in Licensor's Official Style Guides or as otherwise specified by Licensor, as of the date that Licensee begins production of (i) the Licensed Products, referred to in Schedule B or (ii) related advertising or promotional material. Except to the extent specifically set forth below, Licensee shall have no rights respecting any proprietary indicia (name, image, or design) of any Club mascot or ballpark.

         (1) The following logos and word marks: American and National League logos and word marks, "Major League" word mark, "Major League Baseball" word mark, Major League Baseball silhouetted batter logo, "MLB" logos and word mark, and "What A Game" word mark.

         (2) The primary, secondary and headwear logos, uniform lettering and designs, images, colors and color combinations, trade dress, characters, symbols, designs, likenesses, visual representations, and word marks, of the following Clubs:
                  Anaheim Angels, Baltimore Orioles, Boston Red Sox, Chicago White Sox, Cleveland Indians, Detroit Tigers, Kansas City Royals, Minnesota Twins, New York Yankees, Oakland Athletics, Seattle Mariners, Tampa Bay Devil Rays, Texas Rangers, Toronto Blue Jays, Arizona Diamondbacks, Atlanta Braves, Chicago Cubs, Cincinnati Reds, Colorado Rockies, Florida Marlins, Houston Astros, Los Angeles Dodgers, Milwaukee Brewers, Montreal Expos, New York Mets, Philadelphia Phillies, Pittsburgh Pirates, St. Louis Cardinals, San Diego Padres and San Francisco Giants.

          (3) The following word marks and images: Anaheim Angels: Clutch (image only) and Scoop (image only), Atlanta Braves: Homer the Brave (image only) and Rally (image only), Baltimore
                  Orioles: The Bird (image only), Boston Red Sox: Wally (image only), Colorado Rockies: Dinger (image and word mark), Detroit Tigers: Paws (image only), Florida Marlins: Billy the Marlin (image and word mark), Montreal Expos: Youppi! (image and word mark), New York Mets: Mr. Met (image and word mark), Oakland Athletics: Stomper (image only), Philadelphia Phillies: Phillie Phanatic (image and word mark), Pittsburgh Pirates: Pirate Parrot (image and word mark), San Diego Padres: Swinging Friar (image and word
                  mark), Seattle Mariners: Mariner Moose (image only), St. Louis Cardinals: Fredbird (image and word mark), and Tampa Bay Devil Rays/Raymond (image only).


                                   SCHEDULE B

LICENSED PRODUCT(S)

*** ALL LICENSED PRODUCTS SHALL CONFORM TO LICENSOR'S THEN-CURRENT LABELING REQUIREMENTS. ***

1. Cereal boxes referred to by Licensee as "Classic O's," measuring 14 oz. in size, and featuring Cal Ripken, Jr. in a uniform bearing the Logos of the Baltimore Orioles.

2. Cereal boxes referred to by Licensee as "Houston Astr-O's," measuring 14 oz. in size, featuring Jeff Bagwell, Craig Biggio, and Ken Caminiti in uniforms bearing the Logos of the Houston Astros, and packaged with limited edition baseball trading cards (limited to 1,999 units produced) in random boxes.


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3.       Cereal boxes measuring 14 oz. in size, featuring Barry Bonds in a uniform bearing the Logos of the San Francisco Giants, and packaged with limited edition baseball trading cards (limited to 700 units produced) in random boxes.

4. Cereal boxes measuring 14 oz. in size, featuring Alex Rodriguez in a uniform bearing the Logos of the Seattle Mariners, and packaged with limited edition baseball trading cards (limited to 356 units produced) in random boxes.

5. Cereal boxes referred to by Licensee as "Slammin' Sammy's Cereal," measuring 14 oz. in size, featuring Sammy Sosa in a uniform bearing the Logos of the Chicago Cubs, and packaged with limited edition baseball trading cards (limited to 66 units produced) in random boxes.

6. Cereal boxes referred to by Licensee as "Jeter's Frosted Flakes Cereal," measuring 14 oz. in size, and featuring Derek Jeter in a uniform bearing the Logos of the New York Yankees.

7. Cereal boxes referred to by the Licensee as "Amazin' Mets Cereal," measuring 14 oz. in size, and featuring either Mike Piazza in an uniform bearing the Logos of the New York Mets or a combination of current New York Mets players in uniforms bearing the Logos of the New York Mets.

8. Club-specific cereal boxes other than as specified above featuring Logos as shall be pre-approved in writing by Licensor with or without other Major League Baseball players.

9.       Adhesive bandages featuring any of the Logos specified in Schedule A.
                                                                   ----------

         Rights to utilize (i) the names, likenesses and /or signatures of any individuals (including, without limitation, Jeff Bagwell, Craig Biggio, Barry Bonds, Ken Caminiti, Derek Jeter, Mike Piazza, Cal Ripken, Jr., Alex Rodriguez, Sammy Sosa and other current Major League Baseball players), (ii) any copyright, trademark or other property or identifications belonging to any entity other than those identified in Paragraph 1 and Schedule A, Logos of this Agreement, or
(iii) any mark, symbol, artwork, language or text not listed in Schedule A, Logos above (including, without limitation, jewel event or commemorative Logos), are not granted under this Agreement. In the case of (i) above, Licensee must present to Licensor written evidence of having obtained the proper authorization to utilize any such names, likenesses and/or signatures.

                                   SCHEDULE C

LICENSED TERRITORY

         For Licensed Product No. 1:

                  The States of Maryland, Virginia, North Carolina, South Carolina, and Florida, the City of Philadelphia, PA, and the District of Columbia.

For Licensed Product No. 2:

                  The States of Texas, Florida and the City of New Orleans, LA.


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                                      -16-

For Licensed Product No. 3:

                  The State of Arizona and California (Northern region only).

For Licensed Product No. 4:

                  The State of Washington and the City of Miami, FL.

For Licensed Product No. 5:

                  The fifty United States of America, the District of Columbia, Puerto Rico and U.S. territories and possessions, including U.S. military bases worldwide.

For Licensed Product Nos. 6-9:

                  Licensed Products Nos. 6-9 featuring an individual Club's Logos may only be distributed within the home broadcasting territory of such Club and in retail and mail-order operations owned and/or operated by such Club.

                                   SCHEDULE D

LICENSE PERIOD

         April 1, 1999 - December 31, 2000.

                                   SCHEDULE E

COMPENSATION

         TOTAL GUARANTEED COMPENSATION: $125,000.00
         PAYABLE AS:

         (i)      NON-RETURNABLE ADVANCE COMPENSATION due upon signing:

                  December 31, 1999                           $100,000.00

                  Total 1999 Guarantee                        $100,000.00

                  April 30, 2000                              $25,000.00

                  Total 2000 Guarantee                        $25,000.00

         (ii)     REMAINDER OF GUARANTEED COMPENSATION due as follows:

                  N/A


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                                      -17-

PERCENTAGE COMPENSATION

         For Licensed Product No. 1:

                  One percent (1%) of net sales (as defined n Paragraph 4B), or $0.0258 per unit sold, whichever is greater.

         For Licensed Product Nos. 2-4:

                  Two percent (2%) of net sales (as defined in Paragraph 4B).

         For Licensed Product Nos. 5-7:

                  Two and one-half percent (2.5%) of net sales (as defined in Paragraph 4B).

         For Licensed Product Nos. 8-9:

                  Seven percent (7%) of net sales (as defined in Paragraph 4B).

                  In each of the above cases, Percentage Compensation shall be applied against Guaranteed Compensation payable in the same calendar year only, without carryover. Percentage Compensation attributable to premium sales of the Licensed Products shall not be applied against Total Guaranteed Compensation.

                                   SCHEDULE F

MANUFACTURERS

Licensee agrees that at no time during the license or sell-off periods shall it sell, directly or indirectly, to any of the Manufacturers listed below, or to any individual or entity affiliated in any manner with any of such Manufacturers, any Licensed Product(s) for subsequent sale or distribution, without prior written approval of Licensor.

1) Licensed Product(s):_________________________________

Name of Manufacturer:_________________________________

Address:_____________________________________________

Telephone:__________________________________

Principal Contact:______________________________________

Approved by Major League Baseball Properties, Inc.:___________
                                                     Initials/Title


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                                      -18-

2) Licensed Product(s):___________________________________

Name of Manufacturer:_____________________________________

Address:_________________________________________________

Telephone:________________________________

Principal Contact:__________________________________________

Approved by Major League Baseball Properties, Inc.:______________
                                                     Initials/Title

3) Licensed Product(s):______________________________________

Name of Manufacturer:______________________________________

Address:__________________________________________________

Telephone:_________________________________

Principal Contact:___________________________________________

Approved by Major League Baseball Properties, Inc.:_______________
                                                     Initials/Title

                                   SCHEDULE G

PRODUCT CREDIT

         1. Licensee shall provide to Licensor merchandise credit in the form of two (2) cases of each Licensed Product during each year of the license period. Licensee shall ship at Licensee's expense and at Lincensor's direction such merchandise as Licensor shall request from time to time under this merchandise credit.

         2. Licensee acknowledges that it shall give food faith consideration to donating the Licensed Products for charitable causes upon Licensor's request.

MISCELLANEOUS

         1. Licensee shall be permitted to distribute the Licensed Products via the Internet; provided, however, that Licensee shall not distribute, sell, or otherwise distribute or allow for the sale or distribution of, directly or through others, the Licensed Products outside the Licensed Territory, and shall include prominent language on the Internet site(s) through which the Licensed Products are offered that Licensee may not fulfill orders for delivery of the Licensed Products outside of the Licensed Territory.

         2. Except as otherwise directed by Licensor, Licensee shall comply with the following guidelines regarding the Licensed Products:


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                                      -19-

                  (a) the Club's primary Logo must be featured in a prominent manner on the front of each Licensed Product (apart from as depicted in a uniform).

                  (b) the words "MAJOR LEAGUE BASEBALL TRADEMARKS AND COPYRIGHTS ARE USED WITH PERMISSION OF MAJOR LEAGUE BASEBALL PROPERTIES, INC." must be included on all packaging and display materials.

         3. Licensee acknowledges and agrees that in no event shall the baseball trading cards packaged with Licensed Products Nos. 2-5 be sold or distributed separately.

         4. Licensee acknowledges that it must comply with all provisions of this Agreement, including, but not limited to, Paragraph 10 with regard to approval of the cereal boxes and baseball trading cards for the Licensed Products.

         5. To the extent Licensee produces any product pursuant to this Agreement wherein Major League Baseball-related names, nicknames, trademarks or copyrights are used in the title of a Licensed Product (e.g., "Amazin' Mets Cereal," "Classic O's," and "Houston Astr-O's"), Licensee agrees, in addition to any and all other agreements and acknowledgements otherwise contained in this Agreement, that (i) Licensor is the exclusive owner of Licensor's name, trademarks or copyrights (including, without limitation, word marks and associated designs), (ii) Licensee's use of Major League Baseball-related names, nicknames, trademarks or copyrights as part of said title of a Licensed Product does not establish in Licensee any proprietary rights (including trademark and/or copyright rights) in and to said title, and (iii) Licensee shall not apply to register or assert any rights of any nature in or to any title or design containing any Major League Baseball-related name, nickname, trademarks or copyrights.

BRAND NAMES

         Concurrently with its execution of this Agreement, Licensee will list below the brand names that Licensee desires or intends to use on the Licensed Product(s).

         1) Licensed Product(s) Nos.:_____________________________

         Brand Name(s):_______________________________________

         2) Licensed Product(s) Nos.:_____________________________

         Brand Name(s):_______________________________________

         3) Licensed Product(s):_________________________________

         Brand Name(s):_______________________________________


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                                      -20-

         In the event Licensee wishes to substitute a brand name for those listed above or wishes to add to the number of brand names, Licensee shall first obtain Licensor's written approval of such brand names.

         IN WITNESS WHEREOF, the parties hereto have signed the Agreement:

MAJOR LEAGUE BASEBALL PROPERTIES, INC.,
As agent for the Major League Baseball Clubs

BY:     /s/
   ----------------------------------
TITLE:  Corporate Secretary
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FAMOUS FIXINS, INC.

BY:     /s/ Jason Bauer
   ----------------------------------
TITLE:  President
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